CERTIFICATE OF OWNERSHIP AND MERGER

OF

PROTEXT MOBILITY, INC.
(a Delaware corporation)

INTO

ECHO METRIX, INC.
(a Delaware corporation)

Under Section 253 of the Delaware General Corporation Law

The undersigned corporation does hereby certify as follows:

FIRST:            Echo Metrix, Inc. (the “Corporation”) is a business corporation of the State of Delaware.  The Certificate of Incorporation was filed with the Secretary of State on September 5, 2001.

SECOND:       The Corporation is the owner of all of the outstanding shares of the stock of ProText Mobility, Inc., which is also a business corporation of the State of Delaware.

THIRD:           On December 21, 2010, the Board of Directors of the Corporation adopted the following resolutions to merge ProText Mobility, Inc. into the Corporation:

RESOLVED, that ProText Mobility, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of ProText Mobility, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by ProText Mobility, Inc. in its name; and it is further

RESOLVED, that this Corporation shall assume all of the obligations of ProText Mobility, Inc.; and it is further

RESOLVED, that the officers of this Corporation be, and they and each of them hereby is, authorized, empowered and instructed to file a Certificate of Ownership and Merger of ProText Mobility, Inc. into this Corporation pursuant to Section 253 of the Delaware General Corporation Law and to take such other action as they may deem necessary or advisable in order to effect the merger of ProText Mobility, Inc. into this Corporation (the “Merger”), the taking of such action to be conclusive evidence as to the necessity or advisability therefor; and it is further

RESOLVED, that this Corporation shall change its name to ProText Mobility, Inc. upon the effectiveness of the Merger; and it is further

RESOLVED, that the merger of ProText Mobility, Inc. into this Corporation shall be effective upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; and it is further

RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and empowered to certify as to the adoption of any or all of the foregoing resolutions.

Dated: December 21, 2010

ECHO METRIX, INC.

By:	/s/ Erica Zalbert
Erica Zalbert
Chief Financial Officer